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July 26, 2016

The Trustees of the SCM Trust
1050 17th Street
Suite 1710
Denver, Colorado 80265

Re:	Legality of Shares

Ladies and Gentleman:

SCM Trust, a Massachusetts business frust ("Trust"), proposes to offer and sell series of shares of beneficial interest designated as Shelton BDC Income Fund and Shelton Real Estate Income Fund (such shares of beneficial interest being herein referred to as "Shares") in the manner and on the terms set forth in the amendment to the Form N-IA Registration Statement ("Registration Statement Amendment") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement Amendment was filed with the SEC on March 31, 2016, pursuant to Rule 485(a) as Post-Effective Amendment No. 8 for the Trust.

As counsel to the Trust, we have reviewed the Registration Statement Amendment. We have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers acting on behalf of the Trust as authentic copies of originals, of:

(i) the Report of Voluntary Associations and Trusts, as filed with the Secretary of the Commonwealth of Massachusetts (the "Commonwealth") on June 1, 2016 (the "Report of Voluntary Associations and Trusts");

(ii) Amendment No. 1 to the Amended and Restated Declaration of Trust dated October 10, 2011, effective as of April 22, 2016 (the "Declaration of Trust");

(iii) the Amended and Restated Bylaws of the SCM Trust, effective as of June 12, 2011 (the "Bylaws");

(iv)  resolutions of the Board of Trustees acting on behalf of the SCM Trust relating to the authorization, issuance, offer, and sale of the Shares pursuant to the Registration Statement Amendment;

ABU DHABI ATHENS BEIJING CENTURY CITY CHICAGO • DUBAI FRANKFURT HONG KONG • HOUSTON KAZAKHSTAN LONDON LOS ANGELES MUNICH • NEW YORK PARIS PHILADELPHIA PITTSBURGH PRINCETON .RICHMOND • SAN FRANCISCO • SHANGHAI • SILICON VALLEY SINGAPORE TYSONS WASHINGTON, D.C. WILMINGTON

Trustees of the SCM Trust
July 26, 2016

(v) a Certificate certifying that the SCM Trust is authorized to exercise within the Commonwealth, all powers recited in the Declaration of Trust and to transact business in the Commonwealth, dated July 15, 2016, obtained from the Secretary of the Commonwealth;

(vi) a Certificate of Amendment to the Declaration of Trust, changing the name of the SCM Trust from "The Shelton Greater China Fund" to the "SCM Trust," effective as of April 22, 2016; and

(vii) such other documents and records deemed relevant.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Trust, and (vi) that issues as to the effectiveness of the formation of any series or the separateness of any series or its assets from any other series shall be determined solely under the internal laws of the Commonwealth of Massachusetts.

We have relied with your approval upon certificates of public officials and, as to certain factual matters, upon certificates and/or representations of officers and employees of the Trust.

Based upon and subject to the foregoing, it is our opinion that issuance of the Shares has been duly authorized, and when the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, and the Registration Statement Amendment has become effective under the Securities Act and remains effective at the time of the offer or sale of the Shares, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed with the SEC and to any application or registration statement filed under the securities laws of any of the States of the United States. This opinion is limited to the federal laws of the United States and to the laws of the Commonwealth of Massachusetts.

Very truly yours,

Reed Smith, LLP